Exhibit 10.2

SECURITIES ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT, dated as of [     ], 2008 (the “Agreement”) by and among China Growth Alliance Ltd., a company formed under the laws of the Cayman Islands (the “Company”), the undersigned parties listed as “Initial Stockholders” on the signature page hereto (each, an “Initial Stockholder”) and American Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [              ], 2008 (the “Underwriting Agreement”) with Jesup & Lamont Securities Corporation (“Jesup”) acting as lead managing underwriter of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 7,000,000 units (not including the underwriters’ over-allotment option) (“Units”) of the Company;

WHEREAS, each Unit consists of: (i) one sub-unit, the contents of which are not separable (the “Sub-Unit”), with each Sub-Unit being comprised of one ordinary share of the Company, par value $.0005 per share (the “Ordinary Shares”) and one Class B warrant of the Company (the “Class B Warrants”); and (ii) one Class A warrant of the Company (the “Class A Warrants” and together with the Class B Warrants, the “Warrants”), with each Class A Warrant allowing the holder thereof to purchase one Ordinary Share, and with every two Class B Warrants to automatically convert into one (1) separable Class A Warrant upon the Company’s consummation of a merger, capital stock exchange, asset or stock acquisition of, contractual control arrangement or similar business combination with, one or more operating businesses or assets (a “Business Combination”), all as more fully described in the Company’s Prospectus, dated [              ], 2008 (“Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-149770) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on [              ], 2008 (the “Effective Date”);

WHEREAS, each Initial Stockholder has agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of their Ordinary Shares, as set forth opposite their respective names in Exhibit A attached hereto (collectively the “Escrow Shares”), in escrow as hereinafter provided;

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.     Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.    Deposit of Escrow Shares. On or before the Effective Date, each Initial Stockholder shall deliver to the Escrow Agent certificates representing such Initial Stockholder’s Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges and agrees that the certificates representing its Escrow Shares will bear a legend to reflect the deposit of such Escrow Shares under this Agreement.

3.    Disbursement of the Escrow Shares.

3.1 The Escrow Agent shall hold the Escrow Shares until the termination of their respective Escrow Period (as defined below). The “Escrow Period” shall be the period beginning on the date the certificates representing the Shares are deposited with the Escrow Agent and ending on the date that is the earlier of: (i) twelve (12) months following the consummation of the initial Business Combination or (ii) three (3) years from the Effective Date; or (iii) the consummation of a liquidation, share reconstruction and amalgamation, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Company’s consummation a Business Combination. Upon the termination of the Escrow Period, the Escrow Agent shall, upon written instructions from the Initial Stockholders, disburse the Escrow Shares to the Initial Stockholders; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; and, provided further, that if, after the Company consummates a Business Combination it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice, executed by a senior executive officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Shares to the Initial Stockholders so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

4.    Rights of Initial Stockholders in Escrow Shares.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as a stockholder of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except: (i) by gift to a member of Initial Stockholders’ immediate family or to a trust or other entity, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any individual Initial Stockholder, (iii) pursuant to a qualified domestic relations order, (iv) to an entity that is an Initial Stockholder, (v) to any person or entity controlling, controlled by, or under common control with, an Initial Stockholder or (vi) with respect to an Initial Stockholder who is an individual, to an entity controlled by such Initial Stockholder; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares.  During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

4.4 Insider Letters. The Initial Stockholders have executed a letter agreement with Jesup and the Company and which are filed as exhibits to the Registration Statement (the “Insider Letters”), respecting the rights and obligations of the Initial Stockholders in certain events, including, but not limited to, the liquidation of the Company.

5.    Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel fees and disbursements.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by Jesup, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.    Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2 Third Party Beneficiaries. The Initial Stockholders hereby acknowledges that the Underwriters, including, without limitation, Jesup, are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Jesup.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

If to the Company, to:

China Growth Alliance Ltd.
Room 409, 4/F Aetna Tower
107 Zunyi Road
Shanghai, 200051, China
Attn: Bin Zhou
Fax No.: [                           ]

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company
6201-15th Avenue
Brooklyn, New York 11219
Attn: [              ]
Fax No.: [              ]

A copy of any notice sent hereunder shall be sent to:

Gersten Savage LLP
600 Lexington Avenue
New York, New York 10022
Attn: Arthur S. Marcus, Esq.
Fax No.: (212) 980-5192

and:

Jesup & Lamont Securities Corporation
650 Fifth Avenue, 3rd Floor
New York, New York 10019
Attn: Averell Satloff
Fax No.: ___________________

and:

Ellenoff, Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Attn: Douglas S. Ellenoff, Esq.
Fax No.: (212) 370-7889

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8 Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.9 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission or other electronic transmission and together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Securities Escrow Agreement has been duly executed by the parties hereto as of the day and year first above written.

CHINA GROWTH ALLIANCE LTD.

By:
Name: Bin Zhou
Title: Chairman and Co-Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

INITIAL STOCKHOLDERS:

FAIR VALUE CAPITAL LIMITED

By:
Name: Bin Zhou
Title: Chairman and Co-Chief Executive Officer

Guangzhong Qiu

Yuanfei Ma

Gordon H. Silver

EXHIBIT A

Investor	Investors Address and Facsimile Number

EXHIBIT B

Escrow Agent Fees

$[1,800] annually for acting agent escrow fee.

Initial acceptance fee and first year agent fee to be paid at closing.